EXHIBIT 3

JOINT FILING AGREEMENT

We, the signatories of Amendment No. 13 (“Amendment No. 13”) to the Schedule 13D to which this Agreement is attached, hereby agree that, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, this Amendment No. 13 and any further amendments to such Schedule 13D filed by any of us will be filed on behalf of each of us.

Dated: August 3, 2023

MATTHEW T. MOROUN
By: /s/ Matthew T. Moroun

MOROUN GRANTOR TRUST
By: /s/ Matthew T. Moroun
Name: Matthew T. Moroun Title: Trustee

2020 LINDSAY MOROUN TRUST
By: /s/ Matthew T. Moroun
Name: Matthew T. Moroun Title: Trustee

By: /s/ Frederick P. Calderone
Name: Frederick P. Calderone Title: Special Trustee

FREDERICK P. CALDERONE
By: /s/ Frederick P. Calderone